Exhibit 99.1

KIMBALL ELECTRONICS REPORTS Q4 RESULTS; COMPANY PROVIDES GUIDANCE FOR FISCAL 2027 HIGHLIGHTED BY ORGANIC SALES GROWTH AND ACCRETIVE IMPACT OF THE HELVOET ACQUISITION

JASPER, Ind., August 12, 2026 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the fourth quarter and full fiscal year ended June 30, 2026.

“I’m proud of our results in the fourth quarter and very good finish to fiscal 2026. Sales in Q4 were in line with expectations, adjusted operating income was better than estimates, and we generated strong cash from operations, which was used to pay down debt to its lowest level in over 4 years. Our balance sheet continued to strengthen and we are actively leveraging it to make strategic investments in growth in the medical CDMO space, such as the buildout of our new medical facility in Indianapolis and the acquisition of Helvoet Polymer Technologies.

Our guidance for fiscal 2027 is highlighted by organic sales growth and the accretive impact from Helvoet. We are expecting Medical to continue to outpace the other two verticals and represent more than one-third of total Company sales in the fiscal year, which is in line with our objective to balance the portfolio across the markets we serve. Our strategic journey continues to build, and so does my excitement for the future of this Company.”

Richard D. Phillips
Chief Executive Officer

  Fourth Quarter 2026 Highlights
•Net sales of $371.6 million, a 5% sequential increase with all end-market verticals posting gains
•Operating income of $29.1 million, or 7.8% of net sales; adjusted operating income margin of 4.9% of net sales
•Cash from operations of $42.4 million, the tenth consecutive quarter of positive operating cash generation
•Debt of $116.6 million, the lowest level in over 4 years
•Cash of $88.9 million and borrowing capacity of $322.4 million
•Cash Conversion Days of 82, the best result in 17 quarters
•Invested $2.1 million to repurchase 83,000 shares of common stock
•Company provides guidance for fiscal 2027 highlighted by organic sales growth and the accretive impact of Helvoet Polymer Technologies

Net Sales by Vertical Market For Q4 Fiscal 2026
Sales in the medical vertical market increased 1% compared to the fourth quarter of fiscal 2025, while sales in the automotive and industrial vertical markets decreased 3% and 5%, respectively.

*	Percentage of net sales.
**	Percentage changes compared to Q4 of fiscal 2025.

FISCAL YEAR 2026 HIGHLIGHTS
•Net sales totaled $1,431.4 million, with Medical increasing over 10%, after normalizing fiscal 2025 for a consigned inventory sale
•Operating income of $66.1 million, or 4.6% of net sales, adjusted operating income margin of 4.6% of net sales
•Cash generated from operating activities of $72.3 million
•Invested $11.9 million to repurchase 447,000 shares of common stock

“As we expected, fiscal 2026 was a year of transition and I am impressed with our team’s resilience and ability to deliver results in a challenging environment. As a CFO who takes great pride in the condition of our balance sheet, we exited the fiscal year in a position of strength, with plenty of dry powder in the form of borrowing capacity and available cash to strategically invest. Our guidance for fiscal 2027 projects a return to top line growth and we will be leveraging the balance sheet to support those efforts.”

Jana T. Croom

Chief Financial Officer

FISCAL YEAR 2027 GUIDANCE
•Net sales in the range of $1,535 - $1,560 million, a 7% - 9% increase compared to fiscal 2026
◦Organic sales growth of 3% - 5%, with Medical increasing in the high single to low double-digit range
◦Helvoet sales of approximately $60 million
•Adjusted operating income of 4.4% - 4.7% of net sales
•Capital expenditures of $50 - $60 million

Conference Call / Webcast

Thursday, August 13, 2026

Live Webcast:
investors.kimballelectronics.com/events-and-presentations/events

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as war, global health emergencies, availability or cost of raw materials and components, tariffs and other trade barriers, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2025.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, net sales excluding Automation, Test & Measurement, adjusted selling and administrative expenses, adjusted operating income, adjusted EBITDA, adjusted net income, adjusted diluted EPS, and normalized sales growth. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics/Kimball Solutions
Kimball Electronics is a global, multifaceted manufacturer offering Electronics Manufacturing Services (EMS) and Contract Development and Manufacturing Organization (CDMO) solutions to customers around the world. From our operations in the United States, China, India, Mexico, The Netherlands, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.
Lasting relationships. Global success.

Contact: Andrew D. Regrut Vice President, Investor Relations, Strategic Development, and Treasurer 812.827.4151 Investor.Relations@kmbl.com

Financial highlights for the fourth quarter and fiscal year ended June 30, 2026 are as follows:

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
(Amounts in Thousands, except EPS)	2026	2025	2026	2025
Net Sales	$371,573	$380,472	$1,431,378	$1,486,727
Operating Income	$29,081	$16,474	$66,057	$45,535
Adjusted Operating Income (non-GAAP)	$18,112	$19,638	$65,735	$61,267
Operating Income %	7.8%	4.3%	4.6%	3.1%
Adjusted Operating Income (non-GAAP) %	4.9%	5.2%	4.6%	4.1%
Net Income	$8,518	$6,581	$27,960	$16,984
Adjusted Net Income (Loss) (non-GAAP)	$(163)	$8,438	$27,045	$28,156
Diluted EPS	$0.35	$0.26	$1.13	$0.68
Adjusted Diluted EPS (non-GAAP)	$(0.01)	$0.34	$1.09	$1.12

Net Sales by Vertical Market for Q4 and Full Year Fiscal 2026:

	Three Months Ended					Fiscal Year Ended
	June 30,					June 30,
(Amounts in Millions)	2026	*	2025 (2)	*	Percent Change	2026	*	2025 (2)	*	Percent Change
Automotive	$169.7	46%	$175.0	46%	(3)%	$656.9	46%	$708.5	47%	(7)%
Medical	108.8	29%	107.2	28%	1%	412.8	29%	396.2	27%	4%
Industrial excluding AT&M (1)	93.1	25%	98.3	26%	(5)%	361.7	25%	379.9	26%	(5)%
Net Sales excluding AT&M (1)	$371.6	100%	$380.5	100%	(2)%	$1,431.4	100%	$1,484.6	100%	(4)%
AT&M (1)	—	—%	—	—%	—%	—	—%	2.1	—%	(100)%
Total Net Sales	$371.6	100%	$380.5	100%	(2)%	$1,431.4	100%	$1,486.7	100%	(4)%

*As a percent of Total Net Sales
(1)Sales from our Automation, Test, and Measurement business (AT&M), which was divested effective July 31, 2024, were previously included in the industrial vertical
(2)Beginning in the first quarter of fiscal year 2026, sales to customers related to commercial transportation, previously included in the automotive vertical, are now reflected in the industrial vertical; prior periods have been recast to conform to current period presentation: $8.8 million for the three months ended June 30, 2025 and $29.4 million for the fiscal year ended June 30, 2025

–Automotive includes electronic power steering, electronic braking systems, and body controls
–Medical includes sleep therapy and respiratory care, AED, surgical devices, in vitro diagnostics, image guided therapy, drug delivery/autoinjectors, patient monitoring, and blood separation
–Industrial includes climate controls, public safety, smart metering, off highway equipment/commercial transportation, IoT and factory automation, efficient energy, and automation controls

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	June 30, 2026		June 30, 2025
Net Sales	$371,573	100.0%	$380,472	100.0%
Cost of Sales	338,624	91.1%	349,991	92.0%
Gross Profit	32,949	8.9%	30,481	8.0%
Selling and Administrative Expenses	17,989	4.9%	13,163	3.5%
Restructuring Expense	894	0.2%	1,971	0.5%
Gain on Disposal	(15,015)	(4.0)%	(1,127)	(0.3)%
Operating Income	29,081	7.8%	16,474	4.3%
Interest Income	515	0.1%	196	0.1%
Interest Expense	(1,984)	(0.5)%	(2,776)	(0.7)%
Non-Operating Income (Expense), net	(1,161)	(0.3)%	(1,177)	(0.4)%
Other Income (Expense), net	(2,630)	(0.7)%	(3,757)	(1.0)%
Income Before Taxes on Income	26,451	7.1%	12,717	3.3%
Provision (Benefit) for Income Taxes	17,933	4.8%	6,136	1.6%
Net Income	$8,518	2.3%	$6,581	1.7%

Earnings Per Share of Common Stock:
Basic	$0.35		$0.27
Diluted	$0.35		$0.26
Average Number of Shares Outstanding:
Basic	24,330		24,552
Diluted	24,547		24,840

(Unaudited)	Fiscal Year Ended
(Amounts in Thousands, except Per Share Data)	June 30, 2026		June 30, 2025
Net Sales	$1,431,378	100.0%	$1,486,727	100.0%
Cost of Sales	1,313,910	91.8%	1,382,323	93.0%
Gross Profit	117,468	8.2%	104,404	7.0%
Selling and Administrative Expenses	61,155	4.3%	50,270	3.4%
Restructuring Expense	4,977	0.3%	10,990	0.7%
Gain on Disposal	(14,721)	(1.0)%	(2,391)	(0.2)%
Operating Income	66,057	4.6%	45,535	3.1%
Interest Income	1,232	0.1%	771	0.1%
Interest Expense	(8,504)	(0.6)%	(14,745)	(1.0)%
Non-Operating Income (Expense), net	(5,564)	(0.4)%	(5,332)	(0.4)%
Other Income (Expense), net	(12,836)	(0.9)%	(19,306)	(1.3)%
Income Before Taxes on Income	53,221	3.7%	26,229	1.8%
Provision (Benefit) for Income Taxes	25,261	1.7%	9,245	0.7%
Net Income	$27,960	2.0%	$16,984	1.1%

Earnings Per Share of Common Stock:
Basic	$1.14		$0.68
Diluted	$1.13		$0.68

Average Number of Shares Outstanding:
Basic	24,501		24,782
Diluted	24,768		25,017

Condensed Consolidated Statements of Cash Flows	Fiscal Year Ended
(Unaudited)	June 30,
(Amounts in Thousands)	2026	2025
Net Cash Flow provided by Operating Activities	$72,267	$183,937
Net Cash Flow used for Investing Activities	(25,947)	(14,700)
Net Cash Flow used for Financing Activities	(47,050)	(160,874)
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	904	2,325
Net Increase in Cash, Cash Equivalents, and Restricted Cash	174	10,688
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	89,467	78,779
Cash, Cash Equivalents, and Restricted Cash at End of Period	$89,641	$89,467

	(Unaudited)
Condensed Consolidated Balance Sheets	June 30, 2026	June 30, 2025
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$88,925	$88,781
Receivables, net	218,840	222,623
Contract assets	70,497	71,812
Inventories	271,906	273,500
Prepaid expenses and other current assets	42,836	36,027
Assets held for sale	—	6,861
Property and Equipment, net	274,192	264,804
Goodwill	6,191	6,191
Other Intangible Assets, net	1,921	2,427
Other Assets, net	116,762	104,286
Total Assets	$1,092,070	$1,077,312

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of long-term debt	$8,202	$17,400
Accounts payable	234,361	218,805
Advances from customers	30,672	35,867
Accrued expenses	58,860	46,489
Long-term debt, less current portion	108,000	129,650
Other long-term liabilities	66,843	59,217
Share Owners’ Equity	585,132	569,884
Total Liabilities and Share Owners’ Equity	$1,092,070	$1,077,312

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Cash Conversion Days (CCD) (1)	82	90	85
Open Orders (2)	$643	$602	$642
(1)Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2)Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders. The total reported for June 30, 2025 has been revised to $642 million, from the $702 million originally reported, to more accurately reflect the calculation of open order activity impacting all three verticals.

Select Financial Results of Automation, Test and Measurement
(Unaudited)
(Amounts in Millions)
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net Sales	$—	$—	$—	$2.1
Operating Income (Loss) (1)	$—	$1.1	$(0.4)	$2.0
(1)Includes gain (loss) on sale adjustments following the close of the sale on July 31, 2024: ($0.4 million) for fiscal year 2026, $1.1 million for the three months ended June 30, 2025, and $2.4 million for fiscal year 2025.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net Sales Growth (vs. same period in prior year)	(2)%	(12)%	(4)%	(13)%
Foreign Currency Exchange Impact	1%	1%	2%	1%
Constant Currency Growth	(3)%	(13)%	(6)%	(14)%

Selling and Administrative Expenses, as reported	$17,989	$13,163	$61,155	$50,270
Stock Compensation Expense	(2,196)	(1,991)	(8,232)	(6,519)
SERP	(432)	(329)	(666)	(614)
Acquisition Costs	(524)	—	(524)	—
Adjusted Selling and Administrative Expenses	$14,837	$10,843	$51,733	$43,137

Operating Income, as reported	$29,081	$16,474	$66,057	$45,535
Stock Compensation Expense	2,196	1,991	8,232	6,519
SERP	432	329	666	614
Restructuring Expense	894	1,971	4,977	10,990
Asset Impairment (Gain on Disposal)	(15,015)	(1,127)	(14,721)	(2,391)
Acquisition Costs	524	—	524	—
Adjusted Operating Income	$18,112	$19,638	$65,735	$61,267

Adjusted Operating Income	$18,112	$19,638	$65,735	$61,267
Depreciation & Amortization	10,041	9,582	38,705	36,994
Adjusted EBITDA	$28,153	$29,220	$104,440	$98,261

Net Income, as reported	$8,518	$6,581	$27,960	$16,984
Stock Compensation Expense, After-Tax	1,665	1,510	6,242	4,944
Restructuring Expense, After-Tax	644	1,474	3,610	8,314
Asset Impairment (Gain on Disposal), After-Tax	(11,387)	(1,127)	(11,164)	(2,086)
Acquisition Costs, After-Tax	397	—	397	—
Adjusted Net Income (Loss)	$(163)	$8,438	$27,045	$28,156

Diluted Earnings per Share, as reported	$0.35	$0.26	$1.13	$0.68
Stock Compensation Expense	0.07	0.06	0.25	0.19
Restructuring Expense	0.03	0.06	0.15	0.33
Asset Impairment (Gain on Disposal)	(0.47)	(0.04)	(0.45)	(0.08)
Acquisition Costs	0.01	—	0.01	—
Adjusted Diluted Earnings (Loss) per Share	$(0.01)	$0.34	$1.09	$1.12

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three	Fiscal
	Months Ended	Year Ended
	March 31,	June 30,
	2026	2026
Net Sales Growth (vs. same period in prior year), Consolidated	(6)%	(4)%
Non-Recurring Consignment Inventory Sales Impact (1)	7%	2%
Normalized Sales Growth, Consolidated	1%	(2)%

Net Sales Growth (vs. same period in prior year), Medical Vertical	(8)%	4%
Non-Recurring Consignment Inventory Sales Impact (1)	25%	7%
Normalized Sales Growth, Medical Vertical	17%	11%
(1) Q3’26 included a non-recurring inventory sale of $24 million to a customer for completed programs.